UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2010

Fauquier Bankshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	000-25805	54-1288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	540.347.2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

Fauquier Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 18, 2010 (the “Annual Meeting”). A quorum of shareholders was present, consisting of a total of 2,912,947 shares, with 2,912,947 shares represented by proxy. At the Annual Meeting, the shareholders elected Class II directors Randy K. Ferrell, Brian S. Montgomery, P. Kurtis Rodgers, and Sterling T. Strange, III to three-year terms. The following Class III and Class I directors whose terms expire in 2011 and 2012, respectively, continued in office: John B. Adams, Jr., Randolph D. Frostick, Eric P. Graap, Jay B. Keyser, Douglas C. Larson, Randolph T. Minter, John J. Norman, Jr., P. Kurtis Rodgers and Sterling T. Strange, III. The shareholders also ratified the selection of Smith Elliott Kearns & Company, LLC as independent auditors of the Company for the year ending December 31, 2010.

The vote on each matter was as follows:

1.     To elect four directors for a term of three years each, expiring at the 2013 annual meeting of shareholders:

Class II Director:	Votes For	Votes Withheld	Broker Non-Vote
Randy K. Ferrell	2,394,920	40,947	477,080
Brian S. Montgomery	2,324,594	111,274	477,079
P. Kurtis Rodgers	2,396,532	39,335	477,080
Sterling T. Strange, III	2,337,496	98,371	477,080

2.    To ratify the selection of Smith Elliott Kearns & Company, LLC as the Company’s and the Bank’s independent auditors for 2010:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote

2,889,348	3,209	20,390	-

Item 8.01 Other Events

On May 18, 2010, The Board of Directors of Fauquier Bankshares, Inc. announced a quarterly dividend of $0.20 per share of its common stock outstanding. The dividend is payable on July 1, 2010 to shareholders of record on June 18, 2010. The $0.20 per share dividend represents a $0.80 divdend on an annualized basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

May 21, 2010	By:	/s/ Eric P. Graap

Name: Eric P. Graap
Title: Executive Vice President & CFO